Exhibit 99.2

Bolder BioPATH, Inc.

Financial Statements and Independent

Auditor's Report

December 31, 2020 and 2019

Table of Contents

Page

Independent Auditor's Report	1

Financial Statements:

Balance Sheets	3

Statements of Operations	4

Statements of Changes in Stockholders' Equity	5

Statements of Cash Flows	6

Notes to the Financial Statements	7-18

Independent Auditor's Report

To the Stockholders
Bolder BioPATH, Inc.
Boulder, CO

Report on the Financial Statements

We have audited the accompanying financial statements of Bolder BioPATH, Inc. (the "Company") (an S Corporation), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and the notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

To the Stockholders
Bolder BioPATH, Inc.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bolder BioPATH, Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 13 to the financial statements, subsequent to the issuance of the Company's 2020 and 2019 financial statements and our report dated March 24, 2021, management determined an error as it relates to the calculation of the Company's contract assets, liabilities, and revenues on contracts in progress. In our original report, we expressed an unmodified opinion on the 2020 and 2019 financial statements, and our opinion on the revised statements, as expressed herein, remains unmodified.

Fort Collins, CO
March 24, 2021

(except for Note 13, as to which
the date is April 6, 2021)

Bolder BioPATH, Inc.

Balance Sheets

December 31, 2020 and 2019

	Restated 2020	Restated 2019
Assets
Current assets:
Cash	$41,398	$110,362
Accounts receivable, net	2,886,869	3,351,126
Right of use asset - operating	1,845,438	-
Unbilled revenue	1,456,126	1,392,672
Prepaid expenses	45,326	45,311
Total current assets	6,275,157	4,899,471
Property and equipment, net	5,094,384	4,537,254
Security deposit	69,637	69,637
Total long-term assets	5,164,021	4,606,891
Total assets	$11,439,178	$9,506,362
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$147,113	$601,367
Accrued liabilities	199,599	232,112
Deferred revenue	777,775	252,597
Deferred rent, current portion	-	99,757
Lease liability - operating, current portion	328,984	-
Long-term debt - related party, current portion	1,439,632	555,220
Long-term debt, current portion	196,114	31,754
Total current liabilities	3,089,217	1,772,807
Deferred rent, non-current portion	-	730,880
Lease liability - operating, non-current portion	2,307,174	-
Long-term debt - related party, non-current portion	-	1,444,780
Long-term debt, non-current portion	173,672	50,182
Total liabilities	5,570,063	3,998,649
Common stock, $0.01 par value: 100,000 shares authorized, issued and outstanding	1,000	1,000
Retained earnings	5,868,115	5,506,713
Total stockholders' equity	5,869,115	5,507,713
Total liabilities and stockholders' equity	$11,439,178	$9,506,362

See accompanying notes to the financial statements and independent auditor's report.

Bolder BioPATH, Inc.

Statements of Operations

For the Years Ended December 31, 2020 and 2019

	Restated 2020	Restated 2019
Revenues, net	$12,932,434	$12,985,335

Cost of revenues	7,165,258	6,078,476

Gross profit	5,767,176	6,906,859

Operating expenses
General and administrative	1,836,934	1,634,138
Salaries, wages, and employee benefits	1,343,646	1,082,465
Depreciation expense	995,623	344,152
Total operating expenses	4,176,203	3,060,755

Income from operations	1,590,973	3,846,104

Other income (expense)
(Loss) on disposal of property and equipment	(4,883)	-
Other income	10,000	6,258
Interest (expense)	(95,599)	(36,624)
Total other (expense)	(90,482)	(30,366)

Net income	$1,500,491	$3,815,738

See accompanying notes to the financial statements and independent auditor's report.

Bolder BioPATH, Inc.

Statements of Changes in Stockholders' Equity

For the Years Ended December 31, 2020 and 2019

	Common Stock		Restated Retained	Restated Stockholders'
	Shares	Amount	Earnings	Equity
Balances at December 31, 2018
Restated	100,000	$1,000	$4,845,564	$4,846,564
Distributions to stockholders	-	-	(3,154,589)	(3,154,589)
Net income	-	-	3,815,738	3,815,738
Balances at December 31, 2019
Restated	100,000	$1,000	$5,506,713	$5,507,713
Distributions to stockholders	-	-	(1,139,089)	(1,139,089)
Net income	-	-	1,500,491	1,500,491
Balances at December 31, 2020
Restated	100,000	$1,000	$5,868,115	$5,869,115

See accompanying notes to the financial statements and independent auditor's report.

Bolder BioPATH, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

	Restated 2020	Restated 2019
Cash flows from operating activities:
Net income	$1,500,491	$3,815,738
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of property and equipment	4,883	-
Bad debt expense	36,035	108,226
Depreciation expense	995,623	344,152
Changes in assets and liabilities:
Accounts receivable	428,222	(1,123,063)
Unbilled revenue	(63,454)	488,214
Prepaid expenses	(15)	1,283
Accounts payable	(454,254)	450,910
Accrued liabilities	(72,430)	978,379
Deferred revenue	525,178	(228,962)
Net cash provided by operating activities	2,900,279	4,834,877
Cash flows from investing activities:
Cash paid for the purchase of property and equipment	(1,459,116)	(3,551,992)
Proceeds from disposal of property and equipment	18,000	-
Net cash (used in) investing activities	(1,441,116)	(3,551,992)
Cash flows from financing activities:
Principal payments on line of credit	(2,308,076)	-
Proceeds from line of credit	2,308,076	-
Principal payments on long-term debt related party	(560,368)	-
Principal payments on long-term debt	(53,134)	(33,467)
Proceeds from long-term debt	224,464	2,000,000
Distributions to stockholders	(1,139,089)	(3,154,589)
Net cash (used in) financing activities	(1,528,127)	(1,188,056)
Net change in cash during the year	(68,964)	94,829
Cash - beginning of year	110,362	15,533
Cash - end of year	$41,398	$110,362
Non-cash investing and financing activities:
Purchase of fixed assets through promissory notes	$116,519	$-
Supplemental disclosure of cash flow information:
Cash paid for interest expense	$99,511	$41,859

See accompanying notes to the financial statements and independent auditor's report.

Bolder BioPATH, Inc.

Notes to the Financial Statements

December 31, 2020 and 2019

Note 1 - Summary of Significant Accounting Policies

The accounting and reporting policies of Bolder BioPATH, Inc. (the "Company") conform to accounting principles generally accepted in the United States of America. The following summary of significant accounting policies is presented to assist the reader in evaluating the Company's financial statements.

Business Activity - The Company, incorporated on May 14, 2002, is headquartered in Boulder, Colorado and provides contract pharmacology, toxicology, and pathology services specializing in In Vivo models of rheumatoid arthritis, osteoarthritis, and cancer as well as other autoimmune and inflammation models with the goal of providing pre-clinical data to support advancing proteins and small molecules to investigational new drug or new drug application ("IND/NDA") stage.

Basis of Accounting - The Company maintains its accounting records on the accrual basis of accounting. This method is based on the matching concept of accounting principles generally accepted in the United States of America. As a result, revenues are recognized when they are earned and expenses are recognized when they are incurred.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - For purposes of the balance sheets and cash flow statements, cash and cash equivalents include all bank accounts of the Company that have maturities of three months or less.

Accounts receivable - Accounts receivable include customer obligations due under normal trade terms for amounts billed pursuant to the agreed upon billing schedule for each respective study. The Company records accounts receivable at their net realizable value, which requires management to estimate the collectability of the Company's receivables. Judgment is required in assessing the realization of these receivables, including the credit worthiness of each counterparty and the related aging of past due balances.

Bolder BioPATH, Inc.

Notes to the Financial Statements

December 31, 2020 and 2019

Note 1 - Summary of Significant Accounting Policies (continued)

Accounts receivable continued - Management evaluates all accounts and a reserve is established based on the best facts available based on management's assessment of their collectability. After all attempts to collect a receivable have failed, the receivable is written off through the allowance for doubtful accounts. The allowance for doubtful accounts is estimated by analyzing the payment history of customers and current economic conditions. The allowance for doubtful accounts was $51,058 and $53,027 as of December 31, 2020 and 2019, respectively.

Property and Equipment - Property and equipment are stated at cost net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. All tangible personal property with a useful life of more than one year and a unit acquisition cost of $1,500 or more is capitalized and depreciated over its useful life using the straight-line method. The Company expenses the full acquisition cost of tangible personal property below this threshold in the year of purchase. Estimated useful lives on property and equipment are as follows:

Years
Leasehold improvements	5-11 years
Machinery and equipment	5 years
Vehicles	5 years
Computer equipment	5 years
Furniture and fixtures	7 years

Leasehold improvements are amortized over the shorter of the lease term or useful life of the asset.

Depreciation expense was $995,623 and $344,152 for the years ended December 31, 2020 and 2019, respectively.

Long-Lived Assets - The Company evaluates its long-lived assets in accordance with Accounting Standards Codification ("ASC") 360-10-50, “Accounting for the Impairment or Disposal of Long-lived Assets,” which requires reviewing long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be reasonable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If long-lived assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds fair market value and is recorded in the year the determination was made. There was no impairment of long-lived assets as of December 31, 2020 or 2019, respectively.

Bolder BioPATH, Inc.

Notes to the Financial Statements

December 31, 2020 and 2019

Note 1 - Summary of Significant Accounting Policies (continued)

Revenue Recognition - In accordance with the Accounting Standards Update (“ASU”)2014-09, “Revenue from Contracts with Customers” (Topic 606), the Company recognizes revenue upon the transfer of goods and services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. The Company earns revenue through service contracts, which are generally fixed price arrangements subject to pricing adjustments based on changes in scope. In cases where performance spans multiple accounting periods, revenue is recognized as the respective clinical study progresses. The total contract value, or total contractual payments, represents the aggregate contracted price for each of the agreed upon services to be provided. Changes in the scope of work are common and generally result in a change in contract value.

When a customer has agreed to a change in scope and renegotiated pricing terms, the contract value is amended with revenue recognized as described above. Revenue is recognized as services are performed, generally using an output method based on milestones specific to each respective contract, multiplied by the total contract value. The Company believes that this method used reasonably depict the progress of the Company towards completing its obligations.

Billing schedules and payment terms are generally negotiated on a contract-by-contract basis. The Company bills the customer for the total contract value in progress-based installments as certain non-contingent billing milestones are reached over the contract duration, such as contract signing, completion of the study, and delivery of the report. The term "billing milestone" relates only to a billing trigger in a contract whereby amounts become billable and payable in accordance with a negotiated predetermined billing schedule throughout the term of the project. These billing milestones are generally not performance- based (i.e., there is no potential additional consideration tied to specific deliverables or performance).

In other cases, services may be provided and revenue recognized before the customer is invoiced. In these cases, revenue recognized will exceed amounts billed and represents a contract asset on the balance sheet. Once the customer is invoiced, the contract asset is reduced for the amount billed and a corresponding accounts receivable is recorded.

In some cases, payments received are in excess of revenue recognized. Payments received in advance of services being provided are deferred as unearned revenue on the balance sheet. As the contracted services are subsequently performed and the associated revenue is recognized, the unearned revenue balance is reduced by the amount of revenue recognized during the period.

Bolder BioPATH, Inc.

Notes to the Financial Statements

December 31, 2020 and 2019

Note 1 - Summary of Significant Accounting Policies (continued)

Advertising - The Company expenses advertising costs as incurred. Advertising expenses charged to operations were $9,687 and $64,996 for the years ended December 31, 2020 and 2019, respectively.

Research and Development Costs - Costs and expenses that can be clearly identified as research and development are charged to expense.

Concentration of Credit Risk - The Company's operations are concentrated in the preclinical Contract Research Organization ("CRO") industry. As such, the Company's trade accounts receivable, payables and operations are concentrated in this industry.

The Company extends trade credit, with no interest charged, to its customers on terms that are generally standard practice in the industry and performs ongoing evaluations of its customers' financial condition. Management believes any credit risk is minimal. For the years ended December 31, 2020 and 2019, one customer totaled approximately 15% and 36% of accounts receivable and 16% and 25% of sales, respectively.

The Company maintains cash accounts which, at times, may exceed the federally insured limit. Federal Deposit Insurance Corporation ("FDIC") insures accounts up to $250,000. As of December 31, 2020, cash balances in excess of federally insured limits were $372,578. There were no cash balances in excess of federally insured limits as of December 31, 2019.

Income Taxes - The Company operates as a Subchapter S Corporation. As such, income and expenses of the Company are reported on the stockholders' individual income tax return. The Company is subject to certain state and local taxes.

The Company accounts for uncertain tax positions in accordance with ASC 740-10, "Income Taxes." ASC 740-10, "Income Taxes," provides several clarifications related to uncertain tax positions. Most notably, a "more-likely-than-not" standard for initial recognition of tax positions, a presumption of audit detection and a measurement of recognized tax benefits based on the largest amount that has a greater than 50 percent likelihood of realization. ASC 740-10, "Income Taxes," applies a two-step process to determine the amount of tax benefit to be recognized in the financial statements. First, the Company must determine whether any amount of tax benefit may be recognized. Second, the Company determines how much of the tax benefit should be recognized for tax positions that qualify for recognition. No additional liabilities have been recognized. Accordingly, the Company has not recognized any penalty, interest or tax impact related to uncertain tax positions.

Bolder BioPATH, Inc.

Notes to the Financial Statements

December 31, 2020 and 2019

Note 1 - Summary of Significant Accounting Policies (continued)

Fair Value Measurements - The Company adopted the provisions of ASC 820, “Fair Value Measurements” for financial assets and financial liabilities. ASC 820 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosure about fair value measurements. ASC 820 applies to all financial instruments that are being measured and reported on a fair value basis. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a fair value hierarchy that prioritizes the inputs used in valuation methodologies into the following three levels:

•	Level 1 Inputs - Unadjusted: quoted prices in active markets for identical assets or liabilities.

•	Level 2 Inputs - Observable: inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 Inputs - Unobservable: inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or other valuation techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

The carrying amounts of cash, accounts receivable, prepaid expenses, account payable and other accruals approximate their fair values because of the short-term maturities or expected settlement dates of these instruments. All other significant financial assets or liabilities of the Company are either recognized or disclosed in the financial statements together with information relevant for making a reasonable assessment of future cash flows, interest rate risk, and credit risk.

Leases - In February 2016, the FASB issued ASU 2016-02, "Leases," (Topic 842) (“ASU 2016-02”), which supersedes the guidance in former ASC 840, "Leases." The new accounting guidance requires recognition of all long-term lease assets and lease liabilities by lessees and sets forth new disclosure requirements for those lease assets and liabilities. It requires lessees to recognize right-of-use ("ROU") assets and lease liabilities on the balance sheet using a modified retrospective approach at the beginning of the earliest comparative period in the financial statements with a term of greater than 12 months regardless of the classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases.

Bolder BioPATH, Inc.

Notes to the Financial Statements

December 31, 2020 and 2019

Note 1 - Summary of Significant Accounting Policies (continued)

Leases (continued) - The Company adopted this new standard on January 1, 2020 using the required modified retrospective approach and utilizing the effective date as its date of initial application.

The Company determines if a contract contains a lease at the inception of the contract. The Company currently has a lease related to its facility leased for office and laboratory space, which is classified as an operating lease. The lease results in an operating right-of-use asset, current operating lease liability, and non-current lease liability in the Company’s balance sheet. The Company does not have any financing leases.

ASU 2016-02 provides a number of optional practical expedients in transition. The Company elected to adopt the 'package of practical expedients', which permits the Company (i) not to reassess whether expired existing contracts are or contain leases, (ii) not to reassess the classification of expired or existing leases, and (iii) not to reassess initial direct costs for any existing leases. The Company will continue to differentiate between finance leases (previously referred to as capital leases) and operating leases using classification criteria that are substantially similar to the previous guidance. Adoption of this standard resulted in the recognition of a right-of-use asset and a lease liability on the Company’s January 1, 2020 balance sheet of $2,109,204 and $2,939,162, respectively. There was no material impact resulting from the adoption on the Company’s statement of operations for the year ended December 31, 2020. Lease liabilities represent an obligation to make lease payments arising from the lease and ROU assets represent the right to use the underlying asset identified in the lease for the lease term. Lease liabilities are measured at the present value of the lease payments not yet paid discounted using the discount rate for the lease established at the lease commencement date. To determine the present value, the implicit rate is used when readily determinable.

For leases where the implicit rate is not provided, the Company determines an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments. ROU assets are measured at the present value of the lease payments and also include any prepaid lease payments made and any other indirect costs incurred, and exclude any lease incentives received. Lease expense is recognized on a straight-line basis over the lease term. In transition to ASC 842, the Company utilized the remaining lease term of its lease in determining the appropriate incremental borrowing rate. The application of the new standard required netting of unamortized balance of lease incentives and deferred lease obligation to right-of-use asset at the adoption date. The Company’s operating lease includes rental escalation clauses that are factored into the determination of lease payments when appropriate. The Company does not separate lease and non-lease components of contracts.

Bolder BioPATH, Inc.

Notes to the Financial Statements

December 31, 2020 and 2019

Note 2 - Property and Equipment

Property and equipment consists of the following as of December 31:

	2020	2019
Leasehold improvements	$6,992,809	$5,775,802
Machinery and equipment	306,278	117,777
Vehicles	252,422	185,829
Computer equipment	97,106	45,009
Furniture and fixtures	17,215	15,704
	7,665,830	6,140,121
Less: accumulated depreciation	(2,571,446)	(1,602,867)
Property and equipment, net	$5,094,384	$4,537,254

Note 3 - Accrued Liabilities

Accrued liabilities consists of the following as of December 31:

	2020	2019
Stockholder payable	$136,339	$41,795
Accrued payroll and benefits	36,534	-
Accrued bonuses	-	148,832
Use taxes	23,734	38,495
Other	2,992	2,990
Total accrued liabilities	$199,599	$232,112

Note 4 - Line of Credit

The Company has a revolving line of credit with a maximum amount available of $1,000,000. The line of credit bears interest at variable rate equal to the annual prime rate plus an applicable percentage of 2.00%. The effective interest rates were 5.25% and 6.75% as of December 31, 2020 and 2019, respectively. The line of credit calls for monthly interest only payments with all unpaid principal and interest due at maturity on April 16, 2021. The line is secured by substantially all assets of the Company. The Company had no principal amounts outstanding as of December 31, 2020 or 2019, respectively, and through the date of issuance of these financial statements.

Bolder BioPATH, Inc.

Notes to the Financial Statements

December 31, 2020 and 2019

Note 5 - Long-term Debt

The Company regularly purchases vehicles through promissory notes in the ordinary course of operations. As of December 31, 2020, and 2019, the notes bear interest at fixed rates ranging from 1.90% to 3.74%, respectively. The notes require monthly principal and interest payments of $965 to $2,374 and $3,604 to $68,886 with maturity dates ranging from May 2020 to September 2023 and November 2022 to April 2026 as of December 31, 2020, and 2019, respectively. The notes are secured by the underlying asset, as defined in each respective note agreement. The principal amounts due on the vehicle loans were $145,322 and $81,936 as of December 31, 2020, and 2019, respectively.

PPP Loan

On April 20, 2020, the Organization entered into a Paycheck Protection Program ("PPP") loan agreement with an original principal balance of $224,464 and a fixed interest rate of 1.00%. The loan requires monthly principal payments of $12,634 beginning November 20, 2020 with all principal and unpaid interest due at maturity on April 20, 2022. The Company accounted for the PPP loan in accordance with ASC 470, "Debt," which requires the Company to record the proceeds from the loan as a liability until it has been forgiven, either wholly or in part, and the Company is legally released from the obligation by the government. Once released, the Company will reduce the liability by the amount forgiven and record a gain extinguishment in accordance with ASC 450-30, "Gain contingencies." As of December 31, 2020, the outstanding principal balance was $224,464.

Maturities of the long-term debt are as follows for the years ended December 31:

	PPP Loan	Third Party	Total
2021	$151,613	$44,501	$196,114
2022	72,851	39,128	111,979
2023	-	18,738	18,738
2024	-	19,422	19,422
2025	-	20,132	20,132
Thereafter	-	3,401	3,401
	$224,464	$145,322	$369,786

Bolder BioPATH, Inc.

Notes to the Financial Statements

December 31, 2020 and 2019

Note 6 - Related Party Note Payable

On August 1, 2019 the Company entered into an unsecured note payable agreement with the owners of the Company with an original principal amount not to exceed $2,000,000 to assist with the expansion cost of the Company’s facility. The Company borrowed $1,000,000 on the effective date of the agreement and an additional $1,000,000 on November 1, 2019. The related party note payable bore interest at a fixed rate of 8.00% per annum through December 31, 2019 and decreased to 5.00% on January 1, 2020. The fixed rate is subject to change at the demand of the owners, however will not exceed 8.00% per annum, as defined in the agreement. The related party note payable requires, at minimum, monthly interest payments in addition to an undefined amount of principal. All unpaid amount of principal and interest are due at maturity on August 1, 2021. The principal amounts due on the related party note payable was $1,439,632 and $2,000,000 as of December 31, 2020, and 2019, respectively.

Note 7 - EIDL Advance

On May 1 2020, the Company received an Economic Injury Disaster Loan Advance ("EIDL Advance") of $10,000 from the United States Small Business Administration (the "SBA") under its Economic Disaster Loan assistance program in light of the impact of the coronavirus ("COVID-19") pandemic on the Company's business. The advance is not repayable and is recorded as other income in the accompanying statements of operations.

Note 8 - Related Party Transactions

The Company receives report writing services from Report Right, LLC ("Report Right"), a related entity owned by a direct relative of a stockholder. Amounts paid to Report Right totaled $312,796 and $331,095 for the years ended December 31, 2020 and 2019, respectively. There were no amounts due to Report Right as of December 31, 2020 or 2019, respectively.

Note 9 - Leases

The Company is obligated under a non-cancelable lease agreement for its office and laboratory facility in Boulder, Colorado. This operating lease requires escalating rental payments and expires on November 30, 2026.

As of December 31, 2020, future undiscounted minimum contractual payments under the Company’s operating lease were $3,267,182. The discount rate for the operating lease liability was 6.75% which was the Company’s incremental borrowing rate at the ASC 842 adoption date as the discount rate implicit in the lease could not be readily determined.

Bolder BioPATH, Inc.

Notes to the Financial Statements

December 31, 2020 and 2019

Note 9 - Leases (continued)

In addition to fixed lease payments, the Company also has variable lease costs that requires the Company to pay its pro-rata share of real estate taxes and operating costs. The components of lease expense are as follows related to the Company's leases for the year ended December 31, 2020:

Fixed operating lease costs	$428,268
Variable lease costs	239,054
Total lease cost	$667,322

Future fixed minimum rental payments required under the non-cancelable operating lease agreements are as follows for the years ending December 31:

2021	$495,585
2022	511,831
2023	528,573
2024	545,890
2025	607,841
Thereafter	577,462
Total undiscounted lease payments	3,267,182
Less: imputed interest	(631,024)
Total lease liability	$2,636,158

Other information:
Operating cash flows used for operating lease	$704,305
Weighted average remaining lease term (in years)	5.9
Weighted-average discount rate	6.75%

Under the prior lease accounting guidance, minimum rental commitments under non-cancelable leases as were as follows as of December 31 2019:

2020	$451,523
2021	495,585
2022	511,831
2023	528,573
2024	545,890
Thereafter	1,185,303
Total minimum lease payments	$3,718,705

Bolder BioPATH, Inc.

Notes to the Financial Statements

December 31, 2020 and 2019

Note 10 - Retirement Plan

The Company sponsors an Internal Revenue Code Section 401(k) safe harbor profit sharing plan covering substantially all of its employees. The Company provides a matching contribution equal to i) 100% up to the first 3% plus ii) 50% on the next 2% of eligible compensation. Company contributions totaled $119,790 and $77,805 for the years ended December 31, 2020 and 2019, respectively.

Note 11 - Risks and Uncertainties

The new strain of COVID-19 in 2020 and the efforts to contain it have negatively impacted the global economy, disrupted manufacturing operations and global supply chains and created significant volatility and disruption of financial markets. In addition, the COVID-19 pandemic has significantly increased economic and demand uncertainty. The Company believes the estimates and assumptions underlying the financial statements are reasonable and supportable based on the information available at the time the financial statements were prepared. However, uncertainty over the impact COVID-19 will have on the global economy and the Company in particular makes many of the estimates and assumptions reflected in the 2020 financial statements inherently less certain. Therefore, actual results may ultimately differ from those estimates to a greater degree than historically.

Note 12 - Subsequent Events

In accordance with ASC 855, "Subsequent Events," management has evaluated all material events or transactions that occurred after December 31, 2020, the balance sheet date, through March 24, 2021, the date the financial statements were available to be issued, except Note 13 which is through April 6, 2021. Management has determined there are no events or transactions which would impact the financial statements for the year ended December 31, 2020, except as follows:

In March 2021, the Company paid $400,000 towards the balance due on the related party note payable.

Bolder BioPATH, Inc.

Notes to the Financial Statements

December 31, 2020 and 2019

Note 13 - Revisions to Previously Issued Financial Statements

Subsequent to the issuance of the Company's 2020 and 2019 financial statements, management determined an error in the calculation of its contract assets, liabilities, and revenues, as it relates to the Company's contracts in progress resulting in the following adjustments as of and for the years ended:

December 31, 2020	As Previously Reported	Restated
Unbilled revenue	$1,084,308	$1,456,126
Deferred revenue	$698,560	$777,775
Retained earnings	$5,575,512	$5,868,115
Revenues, net	$12,945,469	$12,932,434
Net income	$1,513,526	$1,500,491

December 31, 2019	As Previously Reported	Restated
Unbilled revenue	$1,036,397	$1,392,672
Deferred revenue	$201,960	$252,597
Retained earnings	$5,201,075	$5,506,713
Revenues, net	$13,444,792	$12,985,335
Net income	$4,275,195	$3,815,738